Exhibit 23.1


We have issued our reports dated February 18, 2000 accompanying the consolidated financial statements of First Savings Bank for the years ended December 31, 1999 and 1998 which are included in Southern Financial Bancorp, Inc. Form 8-K Amendment No. 1. We hereby consent to the incorporation by reference of said reports in the registration statements of Southern Financial Bancorp, Inc. on Form S3 (File No. 333-00916) and on Forms S-8 (File No. 33-80285 and File No. 33-90287).



                                         /s/ Grant Thornton, LLP


Vienna, VA
November 15, 2000